Exhibit 99.1

Monroe Capital Corporation Announces Strong Second Quarter Financial Results

CHICAGO, IL, August 10, 2015 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the second quarter ended June 30, 2015.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Second Quarter 2015 Financial Highlights

•	Net investment income of $5.1 million, or $0.43 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $5.1 million, or $0.43 per share

•	Net increase in net assets resulting from operations of $5.1 million, or $0.43 per share

•	Net asset value (“NAV”) of $176.5 million, or $14.18 per share

•	Completed secondary offering totaling $39.9 million in proceeds, net of underwriting and issuance costs

•	Paid quarterly dividend of $0.35 per share on June 30, 2015

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another strong quarter of performance for the second quarter of 2015, with net investment income of $0.43 per share comfortably covering our dividend of $0.35 per share. We are also particularly gratified that we were able to generate sufficient net investment income to cover our most recent dividend despite completing a public offering of approximately 2.9 million shares, generating net proceeds of $39.9 million, during the quarter. In a difficult market environment for BDCs, when many are trading below book value and not generating enough income to cover their dividends, we are pleased to be able to raise this capital at an accretive price to our per share NAV and generate value for our shareholders. We began to put this new capital to work during the second quarter, increasing our investments at fair value by $29.9 million. Additionally, on July 31, 2015, we completed a $25.0 million upsize of our revolving credit facility and we expect to use the remainder of the capital from the secondary offering and the availability under our revolving credit facility in the near term to support the continued growth of the portfolio.”

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Growth of the Investment Portfolio

The following charts depict the growth of the Company’s investment portfolio since the pricing of its initial public offering on October 24, 2012:

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Selected Financial Highlights

(in thousands, except per share data)

	June 30, 2015	March 31, 2015
Consolidated Statements of Assets and Liabilities data:	(unaudited)
Investments, at fair value	$282,513	$252,647
Total assets	$291,959	$265,910
Net asset value	$176,487	$135,927
Net asset value per share	$14.18	$14.11

	For the quarter ended
	June 30, 2015	March 31, 2015
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$5,071	$4,167
Adjusted net investment income (1)	$5,071	$4,167
Net gain (loss) on investments and secured borrowings	$(7)	$(291)
Net increase in net assets resulting from operations	$5,064	$3,876

Per share data:
Net investment income	$0.43	$0.44
Adjusted net investment income (1)	$0.43	$0.44
Net gain (loss) on investments and secured borrowings	$(0.00)	$(0.03)
Net increase in net assets resulting from operations	$0.43	$0.41

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(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to adjusted net investment income.

Portfolio Review

The Company had debt and equity investments in 50 portfolio companies, with a total fair value of $282.5 million, as of June 30, 2015 as compared to debt and equity investments in 42 portfolio companies, with a total fair value of $252.7 million, as of March 31, 2015. The Company’s portfolio consists primarily of first lien loans, representing 81.0% of the portfolio as of June 30, 2015 and 94.1% of the portfolio as of March 31, 2015. This shift from March 31, 2015 reflects the Company’s investment of a portion of the capital from its public offering into more liquid junior secured loan investments. The Company expects to optimize these investments into directly originated investments in the upcoming quarters, which should result in an increase in the percentage of the portfolio comprised of first lien loan assets. As of June 30, 2015, the weighted average contractual yield on the Company’s investments was 10.8% and the effective yield was 11.1% as compared to the weighted average contractual yield of 11.1% and effective yield of 11.6% as of March 31, 2015.

Financial Review

Net investment income for the quarter ended June 30, 2015 totaled $5.1 million, or $0.43 per share, compared to from $4.2 million, or $0.44 per share, for the quarter ended March 31, 2015. Adjusted net investment income was also $5.1 million, or $0.43 per share, for the quarter ended June 30, 2015, compared to $4.2 million, or $0.44 per share, for the quarter ended March 31, 2015. On a per share basis, the decrease in adjusted net investment income was primarily attributable to a decrease in interest income, partially offset by a decrease in expenses. The Company’s interest income (including cash interest and payment-in-kind interest) decreased by $0.04 per share during the second quarter, driven primarily by lower leverage employed during the second quarter as the Company began to employ the proceeds of the secondary offering during the quarter. Other interest income (including prepayment and amendment fees, paydown gains (losses) and accretion and amortization of discounts and premiums) was consistent with the first quarter.

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Net gain (loss) on investments and secured borrowings was ($7) thousand for the quarter ended June 30, 2015, compared to ($0.3) million of net gain (loss) on investments and secured borrowings for the quarter ended March 31, 2015. These gains (losses) are primarily the result of net unrealized mark-to-market gains (losses) on investments in the portfolio.

Net increase in net assets resulting from operations was $5.1 million, or $0.43 per share, for the quarter ended June 30, 2015, compared to $3.9 million of net increase in net assets resulting from operations, or $0.41 per share, for the quarter ended March 31, 2015. This increase is primarily the result of a larger average investment portfolio during the second quarter. On a per share basis, the increase is primarily the result of the net increase in unrealized appreciation on investments during the quarter. The Company’s NAV increased to $14.18 per share at June 30, 2015 from $14.11 per share at March 31, 2015.

Liquidity and Capital Resources

At June 30, 2015, the Company had $4.9 million in cash, $49.7 million of total debt outstanding on its revolving credit facility and $40.0 million in outstanding Small Business Administration (“SBA”) debentures. As of June 30, 2015, the Company had $60.3 million available for additional borrowings on its revolving credit facility and had drawn all if its available SBA-guaranteed debentures.

On April 20, 2015, the Company closed a public offering of 2,450,000 shares of its common stock at a public offering price of $14.85 per share, raising approximately $36.4 million in gross proceeds. On May 18, 2015, the Company sold an additional 367,500 shares of its common stock at a public offering price of $14.85 per share, raising approximately $5.5 million in gross proceeds pursuant to the underwriters’ exercise of the over-allotment option. These secondary offerings during the second quarter of 2015 provided $39.9 million in proceeds, net of underwriting and issuance costs.

On July 31, 2015, the Company closed a $25.0 million upsize to its revolving credit facility with ING Capital LLC, as agent, to $135.0 million in accordance with the facility’s accordion feature.

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SBIC Subsidiary

As of June 30, 2015, the Company’s wholly-owned subsidiary, Monroe Capital Corporation SBIC, LP (“MRCC SBIC”), had $20.0 million in regulatory capital and leveragable capital and cash and investments at fair value of $1.0 million and $60.7 million, respectively. Additionally, MRCC SBIC had $40.0 million in SBA-guaranteed debentures outstanding.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	June 30, 2015		March 31, 2015
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$5,071	$0.43	$4,167	$0.44
Net capital gains incentive fee	-	-	-	-
Adjusted net investment income	$5,071	$0.43	$4,167	$0.44

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Second Quarter 2015 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Tuesday, August 11, 2015 at 11:00 am ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID # 93529204.

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For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended June 30, 2015 to be filed with the Securities and Exchange Commission (www.sec.gov) on August 10, 2015.

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MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	June 30, 2015	March 31, 2015
	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$244,233	$215,681
Non-controlled affiliate company investments	31,939	30,289
Controlled affiliate company investments	6,341	6,677
Total investments, at fair value (amortized cost of: $283,380 and $253,539, respectively)	282,513	252,647
Cash	4,929	8,641
Interest receivable	1,284	1,107
Deferred financing costs, net	2,664	2,669
Other assets	569	846
Total assets	291,959	265,910

LIABILITIES
Revolving credit facility	49,700	87,700
SBA debentures payable	40,000	34,800
Secured borrowings, at fair value (proceeds of: $3,585 and $3,985, respectively)	3,450	3,819
Payable for open trades	18,102	-
Interest payable	395	116
Management fees payable	1,188	1,068
Incentive fees payable	1,268	1,042
Accounts payable and accrued expenses	1,369	1,438
Total liabilities	115,472	129,983
Net assets	$176,487	$135,927

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 12,450 and 9,632
shares issued and outstanding, respectively	$12	$10
Capital in excess of par value	176,338	136,487
Undistribued net investment income (accumulated distributions in excess of net investment income)	871	157
Accumulated net realized gain (loss) on investments	-	-
Accumulated net unrealized appreciation (depreciation) on investments and secured borrowings	(734)	(727)
Total net assets	$176,487	$135,927
Net asset value per share	$14.18	$14.11

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MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the quarter ended
	June 30, 2015	March 31, 2015
	(unaudited)
Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$8,363	$7,341
Non-controlled affiliate company investments	962	490
Controlled affiliate company investments	194	250
Total investment income	9,519	8,081

Operating expenses:
Interest and other debt financing expenses	1,251	1,103
Base management fees	1,188	1,068
Incentive fees	1,268	1,042
Professional fees	193	238
Administrative service fees	278	271
General and administrative expenses	270	192
Total expenses	4,448	3,914
Net investment income	5,071	4,167

Net gain (loss) on investments and secured borrowings:
Net realized gain (loss) on investments:
Non-controlled/non-affiliate company investments	-	-
Net realized gain (loss) on investments	-	-

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliate company investments	665	(628)
Non-controlled affiliate company investments	698	283
Controlled affiliate company investments	(1,339)	15
Net change in unrealized appreciation (depreciation) on investments	24	(330)

Net change in unrealized (appreciation) depreciation on secured borrowings	(31)	39

Net gain (loss) on investments and secured borrowings	(7)	(291)

Net increase (decrease) in net assets resulting from operations	$5,064	$3,876

Per common share data:
Net investment income per share - basic and diluted	$0.43	$0.44
Net increase in net assets resulting from operations per share - basic and diluted	$0.43	$0.41
Weighted average common shares outstanding - basic and diluted	11,718	9,562

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ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC is a provider of senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital LLC prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe Capital LLC is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. Monroe has been recognized by Global M&A Network as the 2013 and 2014 Small Mid Market Lender of the Year, Private Debt Investor as the 2013 Unitranche Lender of the Year and the 2014 Senior Lender of the Year and the U.S. Small Business Administration as the 2015 Small Business Investment Company of the Year. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Douglas Allen

BackBay Communications

(646) 722-4270

Email: doug.allen@backbaycommunications.com

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